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Exhibit 4.5.1.

Schedule identifying substantially identical agreements to Owner Lessor Subordination Agreement

        1.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL1, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        2.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL2, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        3.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL3, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        4.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL4, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        5.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL5, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        6.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL6, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        7.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL7, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

        8.    The Owner Lessor Subordination Agreement dated as of December 7, 2001 by and among Homer City OL8, a Delaware limited liability company, as Owner Lessor; General Electric Captial Corporation, a Delaware corporation, as Owner Participant; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent.

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  Exhibit 4.5.1.